UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2012

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012, the Board of Trust Managers of Weingarten Realty Investors (the “Company”) elected two new Trust Managers increasing the number of members of the Board of Trust Managers (the “Board”) to 11. Effective as of such date, pursuant to Article III of the Amended and Restated Bylaws of the Company, the Board elected Shelaghmichael Brown and Thomas L. Ryan to the Board to enhance and further diversify our Board. Both Trust Managers will serve until the 2013 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Both Ms. Brown and Mr. Ryan qualify as independent trust managers.

Ms. Brown is a member of the board of directors of BBVA Compass Bancshares and Compass Bank, and also serves on that board’s Risk Committee. Prior to that, she was Senior Executive Vice President and Executive Officer of BBVA Compass Retail Banking until June 2011. Ms. Brown is on the CanCare Board of Directors where she has served as Chairman. She is on the board of the Consumer Bankers Association and serves as the Chairman of its Government Relations Council. Ms. Brown is a graduate of Wheaton College and received a Master’s degree in Business Administration from the University of Chicago.

Mr. Ryan has been Chief Executive Officer of Service Corporation International (SCI), the largest provider of death care products and services in North America since February 2005 and has served as President of SCI since July 2002. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. He holds a Bachelor’s degree in Business Administration from the University of Texas at Austin. Mr. Ryan serves as Chairman of the Board of Trustees of the United Way of Greater Houston. He also serves on the board of directors of the Greater Houston Partnership, the Salvation Army Greater Houston Area Advisory Board and the GHCF Community Foundation Council. Mr. Ryan also serves on the University of Texas McCombs Business School Advisory Council.

There are no transactions in which Ms. Brown and Mr. Ryan have an interest requiring disclosure under Item 404(a) of Regulation S-K. Currently, Ms. Brown and Mr. Ryan will not be serving on any Board committees.

Ms. Brown and Mr. Ryan will receive compensation for their service on the Board of Trust Managers in accordance with the Company’s standard compensatory arrangement for non-employee trust managers. A description of the Company’s non-employee trust manager’s compensation program can be found under the caption “Trust Manager Compensation Table” in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 23, 2012.

A copy of the press release is attached as Exhibit 99.1 to this report.

The information, including exhibits hereto, in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.        Financial Statements and Exhibits.

99.1	Press release dated August 7, 2012, regarding the election of two new board members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

INDEX TO EXHIBITS

99.1	Press release dated August 7, 2012, regarding the election of two new board members.